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                                                                  EXHIBIT 3.2(3)




                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           NATIONAL MEDIA CORPORATION

                        ---------------------------------

         National Media Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

         FIRST: By unanimous resolution of the Board of Directors of the Company, dated January 7, 1999, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Company's Certificate of Incorporation:

                  That Article First of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

                           "First:  The name of the corporation is e4L, Inc."

         SECOND: That at a duly noticed and convened Special Meeting of the stockholders of the Company held on February 25, 1999, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Company have approved the aforesaid amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Stephen C. Lehman, the Company's Chairman of the Board and Chief Executive Officer, and attested by Daniel M. Yukelson, the Company's Executive Vice President/Finance and Chief Financial Officer, and Secretary, this 25th day of February, 1999.

[CORPORATE SEAL]                         NATIONAL MEDIA CORPORATION



                                         By: /s/ Stephen C. Lehman
                                             --------------------------
                                              Stephen C. Lehman
                                              Chairman of the Board and
                                              Chief Executive Officer
ATTEST:



  /s/ Daniel M. Yukelson
------------------------------------------------
Daniel M. Yukelson
Executive Vice President/Finance and Chief
Financial Officer, and Secretary


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